Exhibit 99.1

XL Fleet Bolsters Executive Team with Appointment of Cielo M. Hernandez as Chief Financial Officer

April 20, 2021

Accomplished finance executive with more than 25 years of public and private company experience joins fleet electrification leader

BOSTON--(BUSINESS WIRE)-- XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions for commercial vehicles in North America, today announced the addition of Cielo M. Hernandez as Chief Financial Officer of XL Fleet. As CFO, Hernandez will oversee the Company’s financial organization, including financial reporting, financial planning, internal controls, as well as treasury. Hernandez’s extensive experience and capability will also contribute to strategic planning, M&A, and investor relations.

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“We are extremely excited to welcome Cielo to our leadership team,” said Dimitri Kazarinoff, Chief Executive Officer of XL Fleet. “Cielo is a high-caliber finance executive whose extensive experience driving growth, operational improvements and functional excellence positions her very well to lead XL Fleet’s finance organization and deliver significant value to our stakeholders. I look forward to working closely with Cielo as we continue to execute on our growth plan as a public company.”

Hernandez is a finance professional with more than 25 years of experience, with an extensive track record of leading global teams and strategies for both publicly traded and private companies. She has held various positions in finance, operations, procurement and information systems, and prior to joining XL Fleet, served as Senior Vice President and Chief Financial Officer of South Jersey Industries, Inc., a publicly traded energy utility company. She previously served as Vice President and Chief Financial Officer for the North America region at A.P. Moeller Maersk A/S, and held leadership roles at APM Terminals, Amcor and DIRECTV.

“Cielo’s strong finance and accounting background at both public and private companies is well-aligned with XL Fleet’s growth trajectory, and her strategic financial leadership is immensely valuable at a critical time in our company’s evolution,” said Tod Hynes, Founder and President of XL Fleet. “We look forward to Cielo’s contributions toward our ongoing growth and our mission of leading electrification across the global commercial fleet space.”

Hernandez earned her undergraduate degree in Accounting from Universidad Santiago de Cali, Colombia. She also holds a Master of Business Administration degree with specialization in International Business from the University of Miami. Hernandez is a Certified Public Accountant and holds a Certification in Human Resources Talent Management from Universidad Santiago de Cali, Colombia as well as Certifications in Executive Leadership and High-Performance Leadership from Cornell University, and Strategic Leadership and Improving the Business from IMD University Switzerland. Hernandez is a Board member of Rowan University Foundation and was named as one of South Jersey Biz’s Women to Watch for 2020.

About XL Fleet

XL Fleet is a leading provider of fleet electrification solutions for commercial vehicles in North America, with more than 150 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. XL Fleet’s plug-in hybrid electric drive system was named one of TIME magazine's best inventions of 2019. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to failure to realize the anticipated benefits from the business combination; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 31, 2021 and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

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Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

Source: XL Fleet Corp.